Registration Statement No. 333-25617

                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM N-2

[ ]  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
[ ]  Pre-Effective Amendment No. ____
[X]  Post-Effective Amendment No.   1
                                   ---
                    (Check appropriate box or boxes.)


                        Rand Capital Corporation
            (Exact Name of Registrant as Specified in Charter)

               2200 Rand Building, Buffalo, New York 14203
            (Address of Principal Executive Offices)(Zip Code)

     Registrant's Telephone Number, including Area Code (716) 853-0802


               ----------------------------------------
                       Allen F. Grum, President
                       Rand Capital Corporation
                          2200 Rand Building
                       Buffalo, New York 14203
                           (716) 853-0802

         (Name, address and telephone number, including area
                    code, of agent for service)
           Copies of all communications sent to agent for service of process should be sent to:

                       Ward B. Hinkle, Esq.
            Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                       1800 One M & T Plaza
                      Buffalo, New York 14203

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box: [X]

It is proposed that this filing will become effective (check appropriate box)
         [X] when declared effective pursuant to section 8(c)

                                   PART C

                             OTHER INFORMATION

This amendment is filed pursuant to the undertaking of the Registrant to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The Registrant terminated the offering on March 20, 1998. Of the 1,791,122 shares registered for sale by the Selling Shareholders, 80,145 shares were sold and an aggregate of 1,710,977 shares, which remained unsold, are hereby removed from registration.



                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 20th day of March, 1998.



                                                     RAND CAPITAL CORPORATION
                                                         (Registrant)


                                                     By   s/ALLEN F. GRUM
                                                          -----------------
                                                           Allen F. Grum,
                                                           President*


* This amendment is signed by the Registrant pursuant to Rule 478.